EXHIBIT 99.2
HLTH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue:
Services	$122,135	$205,743	$430,930	$998,016
Products	23,680	23,120	96,185	95,487

Total revenue	145,815	228,863	527,115	1,093,503

Cost of operations:
Services	43,696	107,393	174,552	578,544
Products	9,302	9,163	38,003	40,502

Total cost of operations	52,998	116,556	212,555	619,046

Development and engineering	4,505	6,485	18,055	33,649
Sales, marketing, general and administrative	58,542	71,412	234,633	288,015
Depreciation and amortization	11,796	10,010	46,023	61,968
Interest income	11,397	16,889	42,035	32,339
Interest expense	4,610	4,697	18,519	18,779
Gain on sale of EBS	—	352,297	399	352,297
Other (expense) income, net	(1,804)	1,446	3,064	(4,252)

Income from continuing operations before income tax (benefit) provision	22,957	390,335	42,828	452,430
Income tax (benefit) provision	(20,554)	37,193	(13,598)	52,316
Minority interest in WHC	7,909	929	10,667	405
Equity in earnings of EBS Master LLC	5,887	763	28,566	763

Income from continuing operations	41,489	352,976	74,325	400,472
Income (loss) from discontinued operations, net of tax	1,580	798	(54,446)	371,445

Net income	$43,069	$353,774	$19,879	$771,917

Basic income (loss) per common share:
Income from continuing operations	$0.23	$1.38	$0.42	$1.44
Income (loss) from discontinued operations	0.01	0.00	(0.31)	1.33

Net income	$0.24	$1.38	$0.11	$2.77

Diluted income (loss) per common share:
Income from continuing operations	$0.19	$1.16	$0.38	$1.26
Income (loss) from discontinued operations	0.01	0.00	(0.26)	1.12

Net income	$0.20	$1.16	$0.12	$2.38

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	181,280	256,688	179,330	279,234

Diluted	231,609	308,295	211,505	331,642

HLTH CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue
Emdeon Business Services	$—	$103,116	$—	$661,090
WebMD	96,642	79,385	331,954	248,776
ViPS	26,232	25,349	103,083	98,874
Porex	23,002	21,158	92,581	85,702
Inter-segment eliminations	(61)	(145)	(503)	(939)

	$145,815	$228,863	$527,115	$1,093,503

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”)
Emdeon Business Services	$—	$25,392	$—	$152,911
WebMD	33,072	22,409	84,697	52,686
ViPS	6,269	5,012	21,012	20,529
Porex	6,812	6,242	27,074	24,974
Corporate	(5,844)	(9,781)	(25,111)	(43,414)

	$40,309	$49,274	$107,672	$207,686

Adjusted EBITDA per diluted common share (a)	$0.17	$0.16	$0.51	$0.63

Interest, taxes, non-cash and other items (b)
Depreciation and amortization	$(11,796)	$(10,010)	$(46,023)	$(61,968)
Non-cash stock-based compensation	(6,840)	(9,720)	(34,703)	(44,955)
Non-cash advertising	(2,775)	(2,960)	(5,264)	(7,414)
Interest income	11,397	16,889	42,035	32,339
Interest expense	(4,610)	(4,697)	(18,519)	(18,779)
Income tax benefit (provision)	20,554	(37,193)	13,598	(52,316)
Minority interest in WHC	(7,909)	(929)	(10,667)	(405)
Equity in earnings of EBS Master LLC	5,887	763	28,566	763
Gain on sale of EBS	—	352,297	399	352,297
Other expense, net	(2,728)	(738)	(2,769)	(6,776)

Income from continuing operations	41,489	352,976	74,325	400,472
Income (loss) from discontinued operations, net of tax	1,580	798	(54,446)	371,445

Net income	$43,069	$353,774	$19,879	$771,917

Basic income (loss) per common share:
Income from continuing operations	$0.23	$1.38	$0.42	$1.44
Income (loss) from discontinued operations	0.01	0.00	(0.31)	1.33

Net income	$0.24	$1.38	$0.11	$2.77

Diluted income (loss) per common share:
Income from continuing operations	$0.19	$1.16	$0.38	$1.26
Income (loss) from discontinued operations	0.01	0.00	(0.26)	1.12

Net income	$0.20	$1.16	$0.12	$2.38

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	181,280	256,688	179,330	279,234

Diluted	231,609	308,295	211,505	331,642

(a)	Adjusted EBITDA per diluted common share is based on the weighted-average shares outstanding used in computing diluted income (loss) per common share.

(b)	Reconciliation of Adjusted EBITDA to net income (see Annex A — Explanation of Non-GAAP Financial Measures).

HLTH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,
	2007	2006
Assets
Cash and cash equivalents	$536,879	$614,691
Short-term investments	290,858	34,140
Accounts receivable, net	116,243	121,608
Inventory	11,772	9,922
Due from EBS Master LLC	1,224	30,716
Prepaid expenses and other current assets	74,794	31,871

Total current assets	1,031,770	842,948

Marketable equity securities	2,383	2,633
Property and equipment, net	74,750	72,040
Goodwill	331,859	337,669
Intangible assets, net	109,001	129,473
Investment in EBS Master LLC	25,261	1,521
Other assets	35,541	65,659

Total Assets	$1,610,565	$1,451,943

Liabilities and Stockholders’ Equity
Accounts payable	$3,280	$3,996
Accrued expenses	61,427	113,175
Deferred revenue	87,384	85,793
Liabilities of discontinued operations	55,563	1,645

Total current liabilities	207,654	204,609

Convertible notes	650,000	650,000
Other long-term liabilities	21,781	24,179

Minority interest in WHC	131,353	101,860

Convertible redeemable exchangeable preferred stock	—	98,768

Stockholders’ equity	599,777	372,527

Total Liabilities and Stockholders’ Equity	$1,610,565	$1,451,943

HLTH CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Years Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net income	$19,879	$771,917
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	54,446	(371,445)
Depreciation and amortization	46,023	61,968
Minority interest in WHC	10,667	405
Equity in earnings of EBS Master LLC	(28,566)	(763)
Amortization of debt issuance costs	2,916	2,906
Non-cash advertising	5,264	7,414
Non-cash stock-based compensation	34,703	44,955
Deferred income taxes	(18,228)	26,893
Gain on sale of EBS	(399)	(352,297)
Changes in operating assets and liabilities:
Accounts receivable	5,928	(43,807)
Inventory	(1,611)	190
Prepaid expenses and other, net	4,559	(12,302)
Accounts payable	(716)	162
Accrued expenses and other long-term liabilities	(42,888)	20,621
Deferred revenue	1,590	15,913

Net cash provided by continuing operations	93,567	172,730
Net cash (used in) provided by discontinued operations	(18,174)	26,290

Net cash provided by operating activities	75,393	199,020

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	670,326	928,284
Purchases of available-for-sale securities	(927,038)	(686,815)
Purchases of property and equipment	(23,694)	(54,885)
Cash paid in business combinations, net of cash acquired	(100)	(152,772)
Proceeds from the sale of EBS, net	2,898	1,199,872
Proceeds from advances to EBS Master LLC	18,792	(20,016)
Proceeds from the sale of discontinued operations	11,667	522,604
Other changes in equity of discontinued operations	—	28,279

Net cash (used in) provided by continuing operations	(247,149)	1,764,551
Net cash used in discontinued operations	—	(26,010)

Net cash (used in) provided by investing activities	(247,149)	1,738,541

Cash flows from financing activities:
Proceeds from issuance of HLTH and WHC common stock	133,033	156,078
Tax benefit on stock-based awards	6,601	—
Purchases of treasury stock under repurchase program	(47,102)	(83,167)
Purchases of treasury stock in tender offer	—	(1,552,120)
Payments of notes payable and other	(195)	(437)

Net cash provided by (used in) financing activities	92,337	(1,479,646)

Effect of exchange rates on cash	1,607	1,135

Net (decrease) increase in cash and cash equivalents	(77,812)	459,050
Change in cash of discontinued operations	—	25
Cash and cash equivalents at beginning of period	614,691	155,616

Cash and cash equivalents at end of period	$536,879	$614,691